Exhibit 10.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

$60,930,000	August 8, 2001

i2 Technologies, Inc.

CONVERTIBLE PROMISSORY NOTE

For value received, i2 Technologies, Inc., a Delaware corporation, (the “Payor”), promises to pay to Trade Services Holdings, LLC, a Delaware limited liability company (the “Holder”), as agent for the Sellers, as defined in that certain Amended and Restated Agreement and Plan of Reorganization, dated as of March 23, 2001, by and among Payor, Cowrie One Merger Corp., Cowrie Two Merger Corp., Holder, EC-Content Holdings, LLC, EC-Content, Inc. and Trade Service Corporation (the “Amended Merger Agreement”), the principal sum of SIXTY MILLION NINE HUNDRED THIRTY THOUSAND DOLLARS ($60,930,000), subject to reduction from time to time pursuant to the provisions of Article IX of the Amended Merger Agreement, together with all accrued and unpaid interest thereon as set forth below.

Interest on the unpaid principal balance of this Note shall accrue at the rate of Seven and One-Half percent (7.5%) per annum (the “Interest Rate”) commencing on the Closing Date (as defined in the Amended Merger Agreement) and shall be payable on March 23, 2002 (the “Anniversary Date”) and March 23, 2003 or at conversion as set forth below. If not sooner prepaid or converted as provided below, the entire unpaid balance of principal and all accrued and unpaid interest shall be due and payable on September 23, 2003 (the “Maturity Date”). Payment of principal and interest hereunder (other than upon conversion) shall be made by wire transfer delivered to Holder at the wire transfer address furnished to the Payor for that purpose.

At the option of the Payor, at any time on or after the Anniversary Date and on or before the Maturity Date, all (but not less than all) of the outstanding principal balance of and accrued and unpaid interest on this Note may be converted into the number of shares of the Payor’s common stock, par value $0.00025 per share (“Payor Common Stock”), rounded to the nearest whole share, as is calculated using one of the formulae described in the following two sentences, depending upon the average of the last sale prices of the Payor Common Stock as reported on the Nasdaq National Market (the “Trading Average”) for the three consecutive trading days ending on the trading day immediately prior to the date of conversion (the “Conversion Date”). If the Trading Average is equal to or less than $60.00 per share, then the number of shares of Payor Common Stock to be issued upon such conversion shall be the quotient derived by dividing the principal balance of this Note and interest accrued and unpaid thereon to be so converted by the Trading Average. If the Trading Average is greater than $60.00 per share, then the number of shares of Payor Common Stock to be issued upon such conversion shall be the average of the number of shares computed by the Payor Formula (as defined below) and the Holder Formula (as defined below).

“Payor Formula” shall mean the quotient derived by dividing (a) the principal balance of this Note and interest accrued and unpaid thereon to be so converted by (b) the average of $60.00 and the Trading Average.

“Holder Formula” shall mean the average of (a) the quotient derived by dividing the principal balance of this Note and interest accrued and unpaid thereon to be so converted by $60.00 and (b) the quotient derived by dividing the principal balance of this Note and interest accrued and unpaid thereon to be so converted by the Trading Average.

Notwithstanding anything in this Note to the contrary, if the Payor has repaid, prior to the Maturity Date and in accordance herewith, any accrued interest on this Note or any portion of principal in cash, then such interest or principal shall be deemed paid in full and shall not be convertible into Payor Common Stock.

At the option of the Holder, at any time on or before the Maturity Date, but only in the event that the Trading Average exceeds $60.00 per share, the Holder shall have the option (the “Holder Conversion Option”), exercisable only on the trading day immediately following the third trading day used to determine the Trading Average, to convert all (but not less than all) of the outstanding principal balance of this Note and interest accrued and unpaid thereon into the number of shares of Payor Common Stock, rounded to the nearest whole share, as equals the average of the number of shares computed by the Payor Formula and the Holder Formula; provided, however, that if the Holder exercises the Holder Conversion Option, any portion of the interest or any portion of principal that has been repaid under this Note by Payor shall be deemed paid in full and shall not be convertible into Payor Common Stock. In order to exercise the Holder Conversion Option, the Holder must give notice to Payor as described below. No partial exercise of the Holder Conversion Option shall be permissible.

Notwithstanding any other provisions of this Note to the contrary, in no case shall the total aggregate number of shares of Payor Common Stock issued pursuant to the conversion of this Note exceed 39,000,000 (the “Share Limit”). Any portion of this Note which may not be converted into shares of Payor Common Stock as a result of the operation of this provision shall be paid in cash instead.

All per share prices in this Note and the Share Limit shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities, including securities convertible into Payor Common Stock), reorganization, recapitalization or other like change with respect to Payor Common Stock occurring after the Closing Date.

If this Note is to be converted by Payor, written notice shall be given by the Payor notifying the Holder of the proposed conversion, specifying the principal amount of the Note to be converted, the amount of accrued and unpaid interest to be converted, the desired Conversion Date and calling upon the Holder to surrender this Note to the Payor in exchange for Payor Common Stock as provided herein, in the manner and at the place designated by the Payor.

If this Note is to be converted by the Holder, written notice shall be given by the Holder on or before the desired Conversion Date, notifying the Payor of Holder’s intention to exercise the Holder Conversion Option, specifying the requested Conversion Date and surrendering this Note to the Payor in exchange for Payor Common Stock as provided herein, in the manner and at the place designated by the Payor.

The Holder, at its option, may declare the entire unpaid principal balance of this Note and accrued and unpaid interest hereon to be immediately due and payable without demand, notice or protest (which are hereby waived) upon the occurrence of any one or more of the following events:

(a)  the Payor shall default in the payment of principal of or interest on this Note when the same becomes due and payable and such default is not cured by the Payor within five (5) business days after written notice of such default is given to the Payor;

(b)  the Payor shall fail to convert this Note into shares of Payor Common Stock pursuant to the terms hereof and such default is not cured by the Payor within five (5) business days after written notice of such default is given to the Payor;

(c)  the Payor shall discontinue its business or shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as such debts become due, or shall apply for or consent to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of the Payor or any substantial part of the property of the Payor, or shall commence a case or have an order for relief entered against it under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or if the Payor shall take any action to dissolve or liquidate the Payor;

(d)  if, within 30 days after the commencement against the Payor of a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, such case shall have been consented to or shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Payor stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if within 30 days after the entry of a decree appointing a trustee, receiver or liquidator (or other similar official) of the Payor or any substantial part of the property of the Payor, such appointment shall not have been vacated; or

(e)  the consolidation, reorganization or merger of the Payor with or into any corporation, entity or person in which the shareholders of Payor own less than 50% of the Payor’s voting power immediately after such consolidation, merger or reorganization, or (ii) the sale, lease or other transfer of 50% or more of the assets of the Payor as an entirety to any other corporation, entity or person.

As promptly as practicable but in no event later than three (3) business days after the Conversion Date (or two (2) business days after the Conversion Date if the Holder has given notice of its exercise of the Holder Conversion Option prior to 12:00 Noon Eastern Standard Time on the Conversion Date), and compliance with all terms and conditions hereof, the Payor, at its expense, will issue and deliver to the Holder, upon surrender of the Note, a certificate or certificates for the number of full shares of Payor Common Stock issuable upon such conversion.

The shares of the Payor Common Stock issuable upon conversion hereof are subject to registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the terms of Section 6.21 of the Amended Merger Agreement. The Payor shall not convert this Note (unless requested by the Holder) if (a) all of the shares of Payor Common Stock issuable upon conversion hereof may not be sold immediately under an exemption from registration under the Securities Act, and (b) (i) such shares are not registered pursuant to the terms of 6.21 of the Amended Merger Agreement, (ii) the prospectus relating thereto needs to be amended or supplemented to comply with the requirements of the Securities Act, (iii) a stop order suspending the effectiveness of the registration statement covering such shares is issued by the Securities and Exchange Commission, or (iv) a Potential Material Event (as defined in the Amended Merger Agreement) shall exist. Prior to effecting any conversion under this Note, the Payor shall deliver to the Holder a certificate of any officer of the Payor certifying that none of (b)(i)-(iv) in the immediately preceding sentence has occurred or is, to the Payor’s knowledge, imminent; provided, however, that if all of the shares of Payor Common Stock issuable upon conversion hereof may be sold immediately under an exemption from registration under the Securities Act, no delivery of any such certificate shall be required in connection with the conversion and immediate resale of such shares pursuant to such an exemption. If the Holder requests payment of any amounts due under this Note in accordance with the terms hereof (including, without limitation, in connection with a default or a Senior Debt Default) and the Payor elects, upon such request or acceleration, to convert this Note, in whole or in part, such conversion shall not be deemed to have been requested by the Holder and may occur only if the conditions set forth in this paragraph are met.

All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. The Payor reserves the right to prepay this Note in whole or in part at any time on or after the Anniversary Date and on or before the Maturity Date or from time to time upon five (5) days’ prior written notice to the Holder (as provided above), without penalty, premium or additional fees. During such five (5)-day notice period, Holder shall have the right to give notice of its intent to convert the Note and secure a Conversion Date within such five day notice period if and to the extent permitted pursuant to the other terms hereof.

This Note is hereby subordinated and made junior to all obligations now or hereafter owing by the Payor to Wells Fargo Bank (Texas) N.A. and The ChaseManhattan Bank, or any of their successors or assigns (the “Senior Lenders”). The obligations referred to in the preceding sentence as being owing to Senior Lenders are referred to in this Note as the “Senior Debt,” and include the current obligations owed to the Senior Lenders, all present and future representations, warranties, covenants, agreements, indemnities, and other obligations which the Payor or its successors and assigns may incur to Senior Lenders, including (without limitation) those incurred after the filing of a bankruptcy petition by or against the Payor and including any debt resulting from a refinancing or other replacement of the Senior Debt. The Payor and the Holder agree (and the Holder acknowledges such agreement) that in the event that Payor is in default under any of the terms of the Senior Debt (each being a “Senior Debt Default”), the Payor shall not: (i) make any accrued or regularly scheduled payments of principal or interest, or any prepayments or payments upon acceleration or demand in respect of this Note (in each case other than in connection with a conversion of the Note obligations), subject to Holder’s rights upon Default Acceleration (as defined below); or (ii) without Senior Lenders’ prior written consent, execute or deliver any negotiable instruments as evidence of this Note. In the event that a Senior Debt Default prevents Payor from making any of the regularly scheduled payments of principal or interest due hereunder, the Interest Rate shall increase by 150 basis points to 9.0% from the date of such Senior Debt Default until payment of all overdue principal and interest. If such Senior Debt Default continues for thirty (30) consecutive business days, Holder shall have the right to declare the entire unpaid principal balance of this Note and accrued, unpaid interest hereon to be immediately due and payable without demand, notice or protest (a “Default Acceleration”). In the event that Holder provides notice of a valid Default Acceleration, Payor shall, within five (5) business days thereof, repay the entire principal balance of this Note and all interest accrued and unpaid thereon either in cash or pursuant to a conversion hereof to Payor Common Stock at the relevant Trading Average (or in any combination of conversion and cash if and to the extent permitted hereunder).

This Note shall constitute “Senior Debt” as defined in the Indenture related to the issuance of $350 Million of Convertible Subordinated Notes due December 15, 2006, dated as of December 10, 1999, between Payor, as issuer, and Chase Bank of Texas, National Association, as trustee.

All agreements between the Payor and the Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the Holder hereof for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Payor to the Holder hereof relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Payor. In determining whether or not the interest paid or payable with respect to any indebtedness of the Payor to the Holder, under any specific contingency, exceeds the highest lawful rate, the Payor and the Holder shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law.

Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part by the Holder to any person or entity without the Payor’s prior written consent, which shall not be unreasonably withheld and shall be granted or withheld within seven (7) business days of receipt of notice of such proposed assignment, except in connection with an assignment in whole to an affiliate of Holder or to a successor corporation to Holder resulting from a merger or consolidation of Holder with or into another corporation or the sale of all or substantially all of Holder’s properties and assets. Effective upon any such assignment, the person or entity to whom such rights, interests and obligations were assigned shall have all of the Holder’s rights, interests and obligations hereunder as if such person or entity was an original Holder of this Note.

Any notice, request or other communication required or permitted hereunder shall be given in accordance with Section 10.1 of the Amended Merger Agreement.

The terms of this Note shall be construed in accordance with the laws of the State of Texas as applied to contracts entered into by Texas residents within the State of Texas, which contracts are to be performed entirely within the State of Texas. This Note is being issued by the Payor on or about the date hereof and any of the terms of this Note (including, without limitation, the Maturity Date, the rate of interest, and the conversion features) may be waived or modified only by a writing signed by the Payor and the Holder.

HOLDER:	PAYOR:
Trade Services Holdings, LLC	i2 Technologies, Inc.
By: /s/ Andy Davis	By: /s/ Douglas A. Linebarger
Its: Andy Davis	Name: Douglas A. Linebarger
Title: Director	Title: Associate Corporate Counsel